                                                                    EXHIBIT 10.1


                      COMPROMISE AND SETTLEMENT AGREEMENT


       This Compromise and Settlement Agreement ("Agreement") is entered into by and among Craig Hall ("Hall"), Larry Levey ("Levey"), Hall Financial Group, Inc. ("HFG"), Phoenix/Inwood Corp. ("PIC"), and Hall Phoenix/Inwood, Ltd. ("Phoenix") (collectively the "Hall Parties") and Search Capital Group, Inc. ("Search") effective as of this 21st day of November, 1996.

                                    RECITALS

       A.     Search is a publicly held Delaware corporation.

       B. Hall and Levey are directors of Search. Phoenix is a shareholder of Search holding 4,138,379 common shares, 2,032,812 shares of 9%/7% Convertible Preferred Stock, and 3,676,178 warrants. Hall and Levey each hold 100,000 director warrants.

       C. Hall and Levey have expressed concerns about the operations of Search particularly in the areas of management, overhead, and acquisitions.

       D. Hall and Levey filed a suit on October 16, 1996 styled Craig Hall and Larry Levey v. Search Capital Group, Inc., Civil Action No. 15264 in the Court of Chancery of the State of Delaware seeking to inspect the shareholder list and certain books and records of Search ("Delaware Lawsuit").

       E. On October 24, 1996, Search filed a suit styled Search Capital Group, Inc. vs. Hall Financial Group, Inc., Phoenix/Inwood Corp., Hall Phoenix/Inwood, Ltd., Craig Hall, and Larry Levey, Cause No. 96-11254 in the 162nd Judicial District Court of Dallas County, Texas ("Texas Lawsuit"). The Texas Lawsuit alleges fraud and breach of fiduciary duty among other things.

       F. The Hall Parties have denied the allegations asserted by Search in the Texas Lawsuit and have counterclaimed against Search for indemnity, attorneys fees, and costs and sought sanctions for the filing of a frivolous and meritless action.

       G. The Hall Parties have asserted that they have additional claims against Search and certain of its directors which they have not yet brought in a lawsuit. Such additional claims include rescission, mismanagement, abdication of authority, self dealing, and fraud in the inducement and Search has denied all such claims on behalf of itself and the named directors.

                            AGREEMENTS AND COVENANTS

For and in consideration of the foregoing recitals, the terms, obligations and mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties to this Agreement, the parties hereto, desiring to avoid protracted litigation, and to provide an efficient and effective procedure for the complete and final disposition of the claims of each of the parties hereto, hereby agree to settle and compromise all such claims between them, whether or not asserted in the Delaware Lawsuit or the Texas Lawsuit, as follows:

1.PAYMENT AMOUNT: Search agrees to pay to the Hall Parties the sum of $9,000,000 ("Payment Amount") at Closing in exchange for all securities of Search and/or any affiliate of Search owned jointly or severally by the Hall Parties and the settlement of claims. The Payment Amount will be payable by Search to Phoenix $4,000,000 by cashiers check on a national bank in Dallas, Texas or wire transfer and $5,000,000 by the execution of the

Subordinated Note in the form of Exhibit "1". Payments by Search to Phoenix pursuant to said Note shall be deemed payments by Search to the Hall Parties as required by this Settlement Agreement.

2.GUARANTY BY SEARCH AFFILIATES. The "Search Affiliates" (as defined in the Standstill Agreement), which have signed this Agreement as reflected in the signature section below, unconditionally and irrevocably guarantee the due and punctual payment and performance of the obligations of Search under the Subordinated Note, this Agreement, and the documents executed at Closing by Search. Upon any failure of Search to pay or perform any of the foregoing obligations, such Search Affiliates shall forthwith on demand pay or perform the obligations not so paid or performed at the place and in the manner specified in this Agreement, the Subordinated Note, and the other documents. The Search Affiliates acknowledge that their guarantee is a guarantee of payment and performance, and not merely of collection. All guaranty obligations under this Agreement are continuing, unconditional, and absolute, and without limiting the generality of the foregoing, shall not be released, discharged, impaired, or otherwise affected by:

       A. any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of Search under this agreement or any other document, whether by operation of law or otherwise;

       B. any modification or amendment of or supplement to this Agreement or any of the documents executed at Closing;

       C. any change in the corporate existence, structure or ownership of Search, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Search or any Search Affiliate or any of their respective assets, or any resulting release or discharge of any obligation of Search or any Search Affiliate;

       D. the existence of any claim, setoff or other right which Search or any Search Affiliate may have at any time against any of the Hall Parties, whether in connection with this agreement, with the Subordinated Note, with any other document, or with the transactions contemplated by this agreement, or any unrelated transaction, except that nothing in this subsection shall prevent the assertion of such claim by separate suit or compulsory counterclaim;

       E. any invalidity, irregularity, or unenforceability of any provision of this agreement or any document executed at Closing;

       F. the incapacity, lack of authority, death or disability of any person;

       G. the revocation or repudiation by Search of any obligation under this agreement or the other documents executed at Closing; or

       H. any other act or failure to act, or delay of any kind, by Search or a Search Affiliate or a Hall Party, or any other circumstance whatsoever which might, but for the provisions of this paragraph constitute legal or equitable discharge of the obligations of Search or a Search Affiliate hereunder.

All guaranty obligations shall remain in full force and effect until all obligations have been paid in full. If at any time any payment or performance of an obligation is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Search or a Search Affiliate, all guaranty obligations under with this Agreement respect to such payment or performance shall be reinstated as though such payment or performance had been due but not paid or performed at such time. Each Search Affiliate which is a signatory to this Agreement irrevocably and unconditionally waives acceptance of its guaranty under this section, and irrevocably and unconditionally waives presentment, demand, protest, and all notices, including without limitation notice of acceleration, notice of intent to accelerate, as well as any requirement that at any time any action be taken by any person or entity against Search.

1. TRANSFER OF SECURITIES: The Hall Parties, Hall, Phoenix, Levey, HFG and/or PIC shall transfer to Search all common shares, preferred shares, and warrants which they hold in Search at Closing. The Hall Parties, Hall, Phoenix, Levey, HFG and/or PIC shall deliver to Search at Closing appropriate certificates representing all of the shares and warrants being transferred with all necessary endorsements and/or stock powers.

2. RELEASES: The parties agree to execute a full and complete Mutual Release in the form attached hereto as Exhibit "4" at Closing.

3. BOARD RESIGNATIONS: Hall and Levey agree to tender their resignations as directors of Search at Closing in the forms
attached hereto as Exhibit "5-1" and "5-2".    Any and all rights, options,
privileges or powers which the Stockholders and/or any affiliate possess, jointly or severally, directly or indirectly, to elect individuals to the Board of Directors of Search or any affiliate of Search is hereby terminated and declared null and void and of no force and effect effectively immediately.

4. PRESS RELEASE: Search and the Hall Parties agree to issue the press release in the form attached hereto as Exhibit "6" within one hour of the Closing. The press release will be issued to the same news service organizations to which Search's press release regarding the Texas Lawsuit was issued.

5. SHAREHOLDER AND DIRECTOR LETTERS: Search agrees to send by United States mail to all of the shareholders of Search a letter from George Evans in the form attached hereto as Exhibit "7" within 24 hours of the Closing.

6. STANDSTILL AGREEMENT: Search and the Hall Parties agree to execute a Standstill Agreement in the form attached hereto as Exhibit "8" at Closing.

7. CLOSING: Closing shall occur on or before November 21, 1996 at 11:00 a.m. at Locke, Purnell, Rain & Harrell. At Closing, Search shall execute all of the documents attached as exhibits to this Agreement and deliver to Phoenix the cash portion of the Purchase Price. At Closing, the Hall Parties shall execute all of the documents attached as exhibits to this Agreement and deliver to Search all common stock, preferred stock, and warrants of Search held by the Hall Parties duly endorsed for transfer to Search.

8. REPRESENTATIONS BY SEARCH: Search represents and warrants to the Hall Parties that:

       A. Search is duly incorporated, validly existing, and in good standing under the laws of Delaware.

       B. Search has full power and authority to carry on its business as now conducted and as proposed to be conducted, and to execute and perform its obligations under this agreement and the Subordinated Note to which it will be a signatory hereunder.

       C. The execution, delivery and performance of this agreement by Search, and the execution, delivery and performance of the Subordinated Note, and the other documents to which Search will be a signatory, have been duly authorized by all requisite corporate action, will not violate the certificate of incorporation or bylaws of Search, and do not require any approval of its stockholders.

       D. The execution and delivery of this agreement by Search is for good and sufficient consideration.

       E. Performance by Search under this agreement and under any documents to which Search will be a signatory will not violate the certificate of incorporation or bylaws of Search, or require any approval of stockholders.

       F. The person executing this agreement on behalf of Search is duly authorized so to act.

       G. The execution and delivery of this agreement by Search and the performance by Search of this agreement or other documents to which it will be a party will not

              (i) violate (a) any provision of law applicable to Search, or any order, judgment or decree of any court or other agency of government binding on Search or (b) any material contractual obligation of Search, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Search, other than approvals or consents which have been obtained.

       H. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Search wherein an adverse ruling or decision is reasonably likely to affect materially and adversely the ability of Search to perform its obligations under this agreement or the other documents; and there are no unsatisfied judgments outstanding against Search.

       I. No consent, approval, authorization or other action of or by, or registration, designation, declaration, filing or qualification with, any court, administrative agency or other governmental entity which has not been obtained is necessary as a condition to, or in connection with, the execution, delivery or performance by, or the enforceability against Search, or the validity of this agreement or the other documents to which Search is a party, or the consummation of the transactions contemplated by this agreement or the other documents.

       J. This Agreement and the other documents attached hereto constitute legal, valid and binding agreements of Search, enforceable against it in accordance with their terms.

       K. The Payment Amount represents fair and adequate value and consideration for the shares and warrants being transferred by the Hall Parties to Search and the additional consideration being received by Search under this Agreement.

       L. No claims, demands, controversies, actions, causes of action, liability, damages, injuries, losses or other rights which are mentioned in the Release Agreement or in this Settlement Agreement have been assigned, conveyed, or in any other manner transferred to any other person or entity.

9.     REPRESENTATIONS BY HALL PARTIES:

       A. HFG represents and warrants to Search that HFG is a corporation incorporated and in good standing under the laws of Delaware, and that HFG's execution and delivery of this agreement and the performance of its terms and conditions has been duly authorized by all requisite corporate action.

       B. PIC represents and warrants to Search that PIC is a corporation incorporated and in good standing under the laws of Texas, and that PIC's execution and delivery of this agreement and the performance of its terms and conditions has been duly authorized by all requisite corporate action.

       C. Phoenix represents and warrants to Search that it is a Texas limited partnership and that Phoenix's execution and delivery of this agreement and the performance of its terms and conditions has been duly authorized by all requisite partnership action.

       D. The execution and delivery of this Settlement Agreement, and all other agreements or documents contemplated herein, by the Hall Parties is for good and sufficient consideration.

       E. Performance by each of the Hall Parties under this agreement and under any documents to which any of the Hall Parties will be a signatory will not violate the articles of incorporation, bylaws, certificate of limited partnership, and/or limited partnership agreement, as the case may be, of any of the Hall Parties, or require any approval of stockholders and/or general or limited partners, and is within the authorized purposes of HFG, PIC and Phoenix.

       F. The persons executing this agreement on behalf of the various Hall Parties are each duly authorized so to act.

       G. This Agreement and the other documents attached hereto constitute legal, valid and binding agreements of the Hall Parties, enforceable against each of them in accordance with their respective terms.

       H. The Hall Parties are receiving the Note for their own account as principals and not with a view to or for resale, fractionalization, division, or distribution thereof, or the grant of any participation therein, and none of the Hall Parties have any present intent of distributing or selling to any other person or entity any portion of the Note or granting any participation therein, except for a transfer to any other of the Hall Parties or an affiliate of any of the Hall Parties.

       I. The Hall Parties and their advisors, if any, together have such knowledge, sophistication, experience, net worth and such other resources that they are capable of evaluating the merits and risks of the financial terms of this Settlement Agreement and the merits and risks of holding a subordinated note of Search and of making an informed investment decision.

       J. In addition, the Hall Parties have access to all public information available regarding Search, and the operations and financial condition of Search and/or the documents Search has filed with the SEC, including but not limited to Search's 10-K for 1996 and its 10- Qs filed during 1996.

       K. No claims, demands, controversies, actions, causes of action, liability, damages, injuries, losses or other rights which are mentioned in the Release Agreement or in this Settlement Agreement have been assigned, conveyed, or in any other manner transferred to any other person or entity.

10. D & O COVERAGE: Search agrees to irrevocably restore to Hall and Levey their D&O coverage as directors of Search and their indemnity from Search for actions as directors of Search for the period Hall and Levey served as directors of Search.

11. INDEMNITY. SEARCH AND THE SEARCH AFFILIATES SHALL JOINTLY AND SEVERALLY INDEMNIFY THE HALL PARTIES THEIR OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, ATTORNEYS AND AGENTS, AND HOLD THEM HARMLESS, FROM AND AGAINST LIABILITY, LOSS AND COST OF

DEFENSE UPON ALL CLAIMS THAT DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (I) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED BY SEARCH OR THE HALL PARTIES UNDER OR IN CONNECTION WITH THIS AGREEMENT AND (II) ANY TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT; EXCLUDING ANY CLAIM ATTRIBUTABLE TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON.

12. DISMISSAL OF LAWSUITS: The parties agree to file joint motions and cause the respective courts of the Delaware Lawsuit and the Texas Lawsuit to enter orders dismissing such lawsuits without prejudice.

13. NO ADMISSIONS: By signing this Agreement, all parties acknowledge the sufficiency of the consideration. This Agreement represents the compromise of disputed claims between all parties. The use of this Agreement by any party in any action or proceeding shall be limited to the uses permitted by Federal Rule of Evidence 408 and Texas Rule of Evidence 408. This Agreement may be used by any party hereto to establish the defense of release.

14. NO RELIANCE. All parties represent that before executing this Agreement, they have become fully informed of the terms, contents, conditions, and effects of this Agreement; that in making this settlement, all parties have had the benefit of the advice of counsel of their choosing; and that no promise or representation of any kind has been made by any party hereto except as expressly stated in this Agreement. All parties agree that they have relied solely upon their own judgment, and the advice and counsel of their attorneys, in making this settlement;

and all parties understand that this is a full, complete, and final resolution and release of all claims hereby released.

15. ENTIRE AGREEMENT: This agreement, including all of the exhibits attached hereto, contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between the parties hereto, relating to the subject matter of this Agreement which are not fully expressed herein.

16. DATE OF PERFORMANCE: If this Agreement provides that any time period expires or date for performance specified in this Agreement or any agreement or document described herein falls on a nonbusiness day (i.e., a Saturday, Sunday, federal legal holiday or state legal holiday in the State of Texas), such time period or performance deadline will be extended to the next business day. Except as may be otherwise set forth herein, any performance will be timely made if completed no later than 12:00 midnight, (Dallas, Texas, time) on the date the performance is due.

17. BINDING AGREEMENT WITH NO MODIFICATION EXCEPT IN WRITING: This Settlement Agreement shall be binding and inure to the benefit of the parties hereto, and their respective successors and assigns. No party shall have the right to assign or modify this Settlement Agreement without the prior written approval of the other parties hereto.

18. NO WAIVER EXCEPT IN WRITING: No waiver of this Settlement Agreement shall be valid unless set forth in writing and executed by the party against whom such waiver is to be enforced; and no evidence of any waiver shall be offered or received in evidence in any proceeding, arbitration, or litigation arising out of or affecting this Settlement Agreement unless such waiver is in writing and signed as set forth above.

19. GOVERNING LAW AND VENUE: This Settlement Agreement shall be construed according to the laws of the United States and the State of Texas. This Settlement Agreement is performable in Dallas County, Texas.

20. CAPTIONS: The headings or captions in this Settlement Agreement are for convenience or reference only and do not control or affect the meaning or construction of any of the provisions hereof.

21. COUNTERPARTS: The parties hereto agree that this Settlement Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original document for all purposes.

22. NOTICES: All notices must be in writing. Notices may be given by U.S. Certified Mail, postage prepaid, addressed to the intended recipient at the address set forth herein, or to such other notice address as that party designates by notice to the other party, and any notice so given shall be deemed given one business day after its deposit with the U.S. Postal Service. A business day is any day other than a Saturday, Sunday, or legal holiday in Texas. A notice given by other means shall be effective only when actually received by the addressee.

       If to Phoenix:

              Hall Phoenix/Inwood, Ltd.
              Attn:  Craig Hall
              750 N. St. Paul
              Suite 200
              Dallas, TX 75201-3247

       If to Borrower:

              Search Capital Group, Inc. ("Search")
              Attn:  Ellis Regenbogen
              700 N. Pearl
              Suite 400, L.B. 401
              Dallas, TX 75201-2809

Notice given by counsel to a party hereto shall be deemed notice given by such party.

       IN WITNESS WHEREOF, the parties have executed this Settlement Agreement to be effective for all purposes as of the Effective Date.

       Executed to be effective as of the date above written.




                                           /s/ Craig Hall
                                   ------------------------------------
                                   CRAIG HALL


                                   PHOENIX/INWOOD CORP.


                                   By:     /s/ Larry Levey
                                       --------------------------------
                                   Printed Name: Larry Levey
                                   Title: Vice President


                                   HALL PHOENIX/INWOOD, LTD.

                                   By:  PHOENIX/INWOOD CORP.,
                                        GENERAL PARTNER


                                   By:     /s/ Larry Levey
                                       --------------------------------
                                   Printed Name: Larry Levey
                                   Title: Vice President


                                   HALL FINANCIAL GROUP, INC.


                                   By:     /s/ Larry Levey
                                       --------------------------------
                                   Printed Name: Larry Levey
                                   Title: Vice President


                                           /s/ Larry Levey
                                   ------------------------------------
                                   LARRY LEVEY

                                   SEARCH CAPITAL GROUP, INC.


                                   By:     /s/ Robert D. Idzi
                                      ---------------------------------
                                   Printed Name: Robert D. Idzi
                                   Title: Senior EVP & CFO


       "SEARCH AFFILIATES"


SEARCH FUNDING CORP.        AUTOMOBILE CREDIT ACCEPTANCE CORP.



By:    /s/ Robert D. Idzi                  By:    /s/ Robert D. Idzi
   -------------------------                  -------------------------
Printed Name: Robert D. Idzi               Printed Name: Robert D. Idzi
Title: Senior EVP & CFO                    Title: Senior EVP & CFO

                               SUBORDINATED NOTE


$5,000,000.00                                                 November 21, 1996

     1. Agreement to Pay. FOR VALUE RECEIVED, SEARCH CAPITAL GROUP, INC., a Delaware corporation, (herein called the "Borrower"), promises to pay to the order of HALL PHOENIX/INWOOD, LTD. (herein called "Phoenix"), in the manner provided herein, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), together with interest remaining from time to time unpaid at the rate provided for in Section 2 hereof. This Promissory Note (hereinafter the "Note") is given at closing under and in compliance with that certain Compromise and Settlement Agreement dated November 21, 1996, by and between Borrower, Craig Hall, Larry Levey, Hall Financial Group, Inc., Phoenix/Inwood Corp. and Phoenix ("Settlement Agreement"). All terms used in this Note shall have the meanings given to them in the Settlement Agreement if they are defined in the Settlement Agreement and not in this Note.

     2. Interest Rate. Outstanding principal balance hereof prior to maturity shall bear interest from the date hereof until paid at the rate of 14% per annum for the first six months after the date of this Note, at the rate of 15% per annum for the next six months, at the rate of 16% per annum for the next six months, and at the rate of 17% per annum thereafter (herein called the "Interest Rate"), in each case calculated daily on the basis of a 360-day year for each day all or any part of the principal balance hereof shall remain outstanding. All past due principal and/or interest or installment thereof shall bear interest at the highest rate for which the undersigned may legally contract under applicable law or, if no such rate is designated under applicable law, at the rate of 18% per annum calculated on the basis of a 365 day year (herein called the "Default Interest Rate").


     3. Payments. This Note shall be payable in monthly installments of interest only commencing on the 1st day of December, 1996 and continuing thereafter on the 1st day of each month until the Maturity Date (as hereinafter defined). The Maturity Date shall be the earlier of (i) four yea after the execution of this Note or (ii) the date of closing by Borrower and/or

Borrower's Affiliates on the sale or sales of any equity securities for cash or issue subordinated debt whether on a pari passu basis or not with this Note for cash or any combination thereof for cash, any or all of which must aggregate $20,000,000.00 or more ("Maturity Date"). On the Maturity Date, the unpaid principal balance hereof and all accrued but unpaid interest hereon shall become due and payable. In the event Borrower and/or Borrower's Affiliates shall sell equity securities for cash or issue subordinated debt which is on a pari passu basis with this Note for cash or any combination thereof for cash which aggregates less than $20,000,000.00, Borrower shall make a principal payment on this Note at the time of closing on such sale in an amount equal to the percentage that the amount of the sale is to $20,000,000.00 multiplied by the then principal amount amount of this Note (i.e. a $10,000,000.00 sale would require a principal payment equal to 50% of the then principal amount of the
Note). The sale of any equity securities or issuance of any subordinated debt that is junior to this Note in a transaction to acquire (1) assets of another entity or (2) stocks or securities of another entity and which equity securities or subordinated debt is issued to the acquired company, its owners and/or its creditors shall not be an event that accelerates the maturity of all or any part of this Note to a date on or before four (4) years after the execution of said Note. For example, the U.S. Lending transaction, of which holder has knowledge, is a transaction the consummation of which shall not accelerate the maturity of this Note provided any subordinated debt issued is junior to this Note.


     4. Method and Place of Payment. Payments upon this Note shall be made in lawful money of the United States of America which shall be legal tender for public and private debt at the time of payment, and shall be made at 750 N. St. Paul Street, Suite 200, Dallas, Texas 75201-3247 or suc other place as the holder of this Note may from time to time in writing appoint.


     5. Subordination. The payment of principal and interest on this Note is subordinated in right of payment to the prior payment of all "Senior Indebtedness" of the Borrower, whether outstanding on this date or thereafter. "Senior Indebtedness" is defined as the principal of, and premium and interest on, indebtedness of the Borrower for money borrowed on a secured basis from persons, firms, or corporations that regularly engage in the business of lending money. In the event of any insolvency, bankruptcy, receivership, liquidation, any other marshalling of the assets and liabilities of the Borrower, or any other event of default under the documents governing the Senior Indebtedness, the holders of the Senior Indebtedness will be entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the holder of the Note is entitled to receive any payment on account of principal or interest. 6.


     6. Default and Acceleration. The outstanding principal balance of this Note together with accrued and unpaid interest thereon, shall, at the option of the holder of this Note and without demand, notice or legal process of any kind become at once due and payable at the place last designated by holder as the place for payment hereof, upon the occurrence of an Event of Default. An "Event of Default" shall occur under this agreement if:

     A. Borrower fails timely to pay an amount payable to holder under this Note and fails to pay within five (5) days of holder's giving written notice of such default to Borrower; provided, however, that holder shall not be required to give notice more than three (3) times during the term of this Note and interest shall accrue at the Default Interest Rate until such payment is made; or

     B. Borrower breaches any other obligation under this agreement or under any of the Settlement Documents, and fails to cure the breach within 30 days of holder's giving a written notice of such default to Borrower.

     C. Any judgment or judgments aggregating in excess of $1,000,000.00 in excess of applicable insurance coverage which remains unpaid for more than thirty (30) days or for which no bond is posted within the applicable time, or any injunction or attachment is obtained against Borrower which remains unstayed for a period of thirty (30) days or is enforced;

     D. Borrower is dissolved, or fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended;

     E. Borrower becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

     F. Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower and Borrower fails to dismiss said petition or application within sixty (60) days of the filing thereof;

     G. The indictment of Borrower under any criminal statute, or the commencement of criminal proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property having an aggregate value in excess of $100,000 of Borrower;


     H. Any event of default under any financing, security or other agreement, document or instrument to which Borrower is a party which Borrower does not timely cure;

     I. Borrower's tangible net worth not including subordinated debt falls below $12,000,000.00 if the U.S. Lending transaction has not been consummated but $15,000,000.00 if the U.S. Lending transaction has been consummated;

     J. Borrower fails to make a dividend payment on the preferred stock of Borrower.

     K. Borrower merges with another entity or transfers substantially all of its assets to another entity and (i) Borrower is not the surviving entity, (ii) the management of Borrower is not the management for the surviving entity, or (iii) Borrower's appointees and/or designees do not constitute a majority of the Board of Directors of the surviving entity.

     L. Except as set forth in Section 3 of this Note, Borrower and/or Borrower's Affiliates sells or issues subordinated debt to any person or entity unless such subordinated debt is subordinate to this Note.

     7. Prepayment. This Note may be prepaid in part or in full at any time without penalty upon 5 days notice. Partial prepayments shall be applied first to accrued but unpaid interest and then to principal.

     8. No Usury. It is the intent of Borrower and holder to comply with the laws of the State of Texas with regard to the rate of interest charged hereunder and, accordingly, notwithstanding any provision to the contrary in the Note no such provision including without limitation any provision of this Note providing for payment of interest or other charges shall require the payment or permit the collection of any amount (herein called the "Excess Interest") in excess of the maximum amount of interest permitted by law to be contracted for, charged or collected for the use, detention, or forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note; provided that if Excess Interest is provided for, or is adjudicated as being provided for, in this Note or if Excess Interest is otherwise charged or collected, then in such event:

          (a) The provisions of this Section shall control and govern;

          (b)  Borrower shall not be obligated to pay any Excess Interest;

          (c) Any Excess Interest that holder may have received hereunder shall, at the option of holder, be (i) applied as a credit against the then outstanding principal balance due under this Note, or accrued and unpaid interest thereof, not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

          (d) The applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the State of Texas as of the date of disbursement of the indebtedness evidenced hereby; and this Note and any writing otherwise constituting a charge of Excess Interest shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

          (e) Neither Borrower nor any other person shall have any action or remedy against holder for any damages whatsoever or any defense to enforcement of the Note arising out of the payment or collection of any Excess Interest.

     9. Costs of Enforcement. In the event that this Note is placed in the hands of an attorney-at-law for collection after maturity, or upon default specified in Section 6 hereof, or to enforce any of the rights, requirements or remedies contained herein or in the other loan documents, then and in any such event the Borrower hereby agreeS to pay within ten (10) days after demand all reasonable costs of collecting or attempting to collect this Note, or protecting or enforcing such rights, or evaluating, prosecuting or defending any such proceedings, including, without limitation, reasonable attorneys' fees (whether or not suit is brought), in addition to all principal, interest and other amounts payable hereunder.

     10.  Time. Time is of the essence in the performance of this Note.

     11. Notices. All notices must be in writing. Notices may be given by U.S. Certified Mail, postage prepaid, addressed to the intended recipient at the address set forth herein, or to such other notice address as that party designates by notice to the other party, and any notice so given shall be deemed given one business day after its deposit with the U.S. Postal Service. A business day is any day other than a Saturday, Sunday, or legal holiday in Texas. A notice given by other means shall be effective only when actually received by the addressee.

        If to Phoenix:
                Hall Phoenix/Inwood, Ltd.
                Attn: Craig Hall
                750 N. St. Paul
                Suite 200
                Dallas, TX 75201-3247

        If to Borrower:

                Search Capital Group, Inc. ("Search")
                Attn: Ellis Regebogen
                700 N. Pearl
                Suite 400, L.B. 401
                Dallas, TX  75201-2809

     12. Waiver. Borrower and any and all others who may become liable for all or part of the obligations of Borrower under this Note (all of the foregoing being collectively "Obligor") agree to be jointly and severally bound hereby and jointly and severally, and to the fullest extent permitted by law, waive any and all demand, presentment for payment, notice of non-payment, protest and notice of protest, notice of dishonor, and all lack of diligence and delays in the enforcement of the payment hereof.

     13. Holder's Actions. The remedies of the holder of this Note as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder, and may be exercised as often as occasion therefor shall arise and in connection therewith:

          (a) Failure of the holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent default;

          (b) No act or omission or commission of the holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver of or release of the same and any such waiver or release may be effected only through a written document executed by the holder and then only to the extent specifically recited therein;

          (c) A waiver or release with reference to any event shall not be construed as a waiver of release of any subsequent event, similar or dissimilar, or as a bar to any subsequent exercise of the holder's rights or remedies hereunder; and

          (d) Except as otherwise specifically required herein, no notice to Borrower or any other person of the exercise of any right or remedy granted to the holder by this Note shall be required.

     14. Reports and Notices. Borrower shall give prompt notice to holder of any default or claim of default by any party whether oral or in writing under any financing agreement to which Borrower is a party. Borrower shall give holder notice of any sale of securities or sale of subordinated debt within five (5) days of such sale or issuance. Such notice shall include all the information necessary to enable holder to determine whether the sale or issuance is governed by the provisions of Paragraph 3. Borrower shall deliver to holder copies of 10Qs and 10Ks within 10 days of their filing with the Securities and Exchange Commission. On the first day of each month until the maturity of this Note, Borrower shall provide to holder a certificate that Borrower is in compliance with Paragraph 6. I of this Note.

     15. Severability. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions hereof unenforceable or invalid.

     16. Captions. The captions to the Sections of this Note are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

     17. Date of Performance: If this Note provides that any time period expires or date for performance specified in this Note falls on a nonbusiness day (i.e., a Saturday, Sunday, federal legal holiday or state legal holiday in the State of Texas), such time period or performance deadline will be extended to the next business day. Except as may be otherwise set forth herein, any performance will be timely made if completed no later than 12:00 midnight, (Dallas, Texas, time) on the date the performance is due.

     18. Governing Law. This Note shall be governed by the laws of the State of Texas and venue shall be in Dallas County, Texas.

     IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the day, month and year set forth above.

                                        SEARCH CAPITAL GROUP, INC.



                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Its:
                                            -----------------------------------

                           MUTUAL RELEASE AGREEMENT

     THIS MUTUAL RELEASE AGREEMENT ("Release Agreement") is made and entered into effective as of November 21, 1996 by and among SEARCH CAPITAL GROUP, INC., a Delaware corporation ("Search"), GEORGE C. EVANS ("Evans"), CRAIG HALL ("Hall"), LARRY LEVEY ("Levey"), HALL FINANCIAL GROUP, INC. ("HFG"), a Delaware corporation, PHOENIX/INWOOD CORPORATION ("PIC"), a Texas corporation, and HALL PHOENIX/INWOOD, LTD. ("HPI"), a Texas limited partnership. (Hall, Levey, HFG, PIC, and HPI are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder").

                                    RECITALS

     WHEREAS, the Stockholders own, either jointly or severally, the "Stockholder Search Securities" (as defined below).

     WHEREAS, certain disputes have arisen between Search and the Stockholders and certain lawsuits have been filed regarding such disputes in both Delaware and Texas.

     WHEREAS, Search and the Stockholders have agreed to resolve such disputes and lawsuits as more fully set forth in that certain Compromise and Settlement Agreement dated November ___, 1996 ("Settlement Agreement") by and among Search and the Stockholders.

     WHEREAS, pursuant to the Settlement Agreement, Search and the Stockholders have agreed to enter into this Mutual Release Agreement on the terms and conditions below.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants, payments of money or other consideration, and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree as follows:

1. DEFINITIONS Capitalized terms used in this Release Agreement shall have the meaning set forth in the Settlement Agreement except for the capitalized terms specifically set forth below:

     a. "Effective Date" means the date upon which the Settlement Agreement and this Release Agreement have been fully signed by all of the parties hereto.

     b. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     c. "Search Affiliate" means each "affiliate" or "associate" of Search (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective
Date), whether or not such person or entity is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either Search or any Search Affiliate; excluding, however, the Stockholders and any Stockholder Affiliate.

     d. "Search Group" means Search, all Search Affiliates, and all officers, directors, employees, shareholders, consultants, agents, representatives, successors and assigns, of either Search or any Search Affiliate.

     e. "Search Securities" means all common stock, convertible preferred stock, warrants, and debentures (whether senior or subordinated, secured or unsecured, convertible or nonconvertible), and any other securities, which have been issued prior to the Effective Date and/or which are issued during the Standstill Period, by Search or any member of the Search Group.

     f. "Stockholder Affiliate" means each "affiliate" or "associate" of a Stockholder (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such person or entity is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either a Stockholder or any Stockholder Affiliate; excluding, however, Search and any Search Affiliate.

     g. "Stockholder Documents" means any and all agreements, contracts or other arrangements to which a Stockholder and/or a Stockholder Affiliate is a party along with Search and/or a Search Affiliate.

     h. "Stockholder Search Securities" means all Search Securities owned, possessed, or acquired by all of the Stockholders and/or any Stockholder Affiliate prior to the Effective Date.

     i. "Lawsuits" means Craig Hall and Larry E. Levey v. Search Capital Group, Inc., C.A. No. 15264, pending in the Court of Chancery of the State of Delaware in and for New Castle County, and Search Capital Group, Inc. v. Hall Financial Group, Inc., Phoenix/Inwood Corp., Hall Phoenix/Inwood, Ltd., Craig Hall and Larry Levey, No. 9611254, pending in the 162nd Judicial District, Dallas County, Texas.

2. Stockholder Release. For the purposes and considerations set forth in the Settlement Agreement, the Stockholders and the Stockholder Affiliates, do hereby compromise, settle and fully release, acquit, and forever discharge, the Search Group, as well as all persons (whether natural, corporate, or otherwise) in privity with them, including all of their predecessors and successors, affiliates, corporate subsidiaries, divisions, any of their present and former officers, directors, employees, agents, representatives, independent contractors, attorneys, assigns and insurers, from any and all claims, demands, damages, actions, causes of action, liability, expense, losses, costs or attorneys fee of any and every nature, known or unknown, suspected or unsuspected, fixed or contingent, either in or arising out of the law of contract or torts, whether arising under statutory law or common law, federal law or state law, at law or in equity, arising out of any act, omission, representation, communication, conduct or other matter occurring prior to the Effective Date of the Settlement Agreement, specifically including, but not limited to: any matter arising out of or in any way related to the acts, facts, transactions, occurrences, representations, or omissions set forth or alleged in the Lawsuits, or which could have been set forth or alleged in the Lawsuits; any claims regarding alleged mismanagement of Search and/or any other member of the Search Group; claims for alleged abdication of authority; claims for alleged self-dealing; claims for alleged breach of fiduciary duty; claims for alleged fraud in the inducement; claims for alleged fraud (both statutory and common law); claims for indemnity; claims for alleged tortious interference; claims for alleged misrepresentation; claims for alleged failure to disclose; claims for alleged defamation; claims under Section 220(d) of the Delaware General Corporation Law; claims under federal securities law (including, but not limited to, the Exchange Act and/or alleged rights of rescission under the Securities Act of 1933) or blue sky laws; claims for sanctions; and any and all claims arising out of the activities and conduct of Search and/or any other member of the Search Group prior to the Effective Date.

3. Search Group Releases. For the purpose and considerations set forth in the Settlement Agreement, Search, Evans, and the Search Affiliates, do hereby compromise, settle and fully release, acquit, and forever discharge, the Stockholders and Stockholders Affiliates, as well as all persons (whether natural, corporate, or otherwise) in privity with them, including all of their predecessors and successors, affiliates, corporate subsidiaries, divisions, any of their present and former officers, directors, employees, agents, representatives, independent contractors, attorneys, assigns and insurers, from any and all claims, demands, damages, actions, causes of action, liability, expense, losses, costs or attorneys fee of any and every nature, known or unknown, suspected or unsuspected, fixed or contingent, either in or arising out of the law of contract or torts, whether arising under statutory law or common law, federal law or state law, at law or in equity, arising out of any act, omission, representation, communication, conduct or other matter occurring prior to the Effective Date of the Settlement Agreement, specifically including, but not limited to: any matter arising out of or in any way related to the acts, facts, transactions, occurrences, representations, or omissions set forth or alleged in the Lawsuits, or which could have been set forth or alleged in the Lawsuits; claims for alleged greenmail; claims for alleged breach of fiduciary duty; claims for alleged fraud (both statutory and common law); claims for indemnity; claims for alleged tortious interference; claims for wrongful termination; claims for alleged failure to disclose; claims for alleged defamation; claims for alleged misrepresentation; claims under Section 220(d) of the Delaware General Corporation Law; claims under federal securities law (including, but not limited to, the Exchange Act and claims related to the filing of and/or disclosures in the 13D statement(s)) or blue sky laws; claims for sanctions; and any and all claims arising out of the Stockholders' activities and conduct with respect to their ownership of securities in and/or position as members of the board of directors of Search Capital Group, Inc.

4. No Assignment of Claims. The Stockholders and Search Group expressly warrant to each other that no claims, demands, controversies, actions, causes of action, liability, damages, injuries, losses or other rights which are mentioned in the Release Agreement or in the Settlement Agreement have been assigned, conveyed, or in any other manner transferred to any other person or entity.

5. Partial Invalidity. Should any of the parts, terms, clauses or provisions of this Release Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, clauses and provisions shall not be affected thereby and said invalid or illegal part, term, clause or provision shall be deemed not to be a part of the Release Agreement.

6. Choice of Law. Search and the Stockholders agree that this Release Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. Full Authority. Each party hereto represents, warrants and covenants that such party has the full power and authority to enter into and execute this Release Agreement and carry out its terms and conditions, and upon signing this Release Agreement, that this Release Agreement shall be a binding obligation on such party, enforceable with the terms and conditions of the Release Agreement and the terms and conditions of the Settlement Agreement.

8. Review by Counsel. Search and the Stockholders acknowledge that this Release Agreement has been reviewed by their respective counsel and that they are voluntarily executing the same as their free act and deed for the purposes herein stated.

9. No Release. Notwithstanding any other provision herein to the contrary or apparently to the contrary, nothing in this Release Agreement shall be construed as releasing any party from such party's obligations as set forth in the Settlement Agreement.

10. Counterparts. This Release may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Release shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

11. No Admission of Liability. It is understood and agreed that this Release Agreement is being executed in connection with the settlement and compromise of doubtful and disputed claims, and that the payment received by the Stockholders shall not be construed as an admission of liability on the part of Search nor any member of the Search Group, by whom liability is expressly denied. All parties to this Release Agreement expressly deny any liability.

12. Voluntary Acceptance. The parties hereby declare that the terms of this Release Agreement have been completely read and are fully understood and are voluntarily accepted for the purpose of making a full and final compromise, adjustment and settlement of any and all claims, disputed or otherwise, on account of the alleged injuries and damages above mentioned, and for the express purpose of precluding forever any further or additional claims of the parties arising out of their relationships prior to the date of the execution of this Release Agreement.

13. No Precedent. All parties agree that this Release Agreement shall not be used as a precedent in any other claim, suit, cause or hearing. Any attempt to use this release as a precedent for any other case shall be considered a material breach of the Agreement and shall subject the breaching party to liability as to the non-breaching party for damages.

14. Arms Length. This Release Agreement was entered into in good faith based upon arms length negotiation between the parties and their counsel.

     IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement effective as of the date set forth above in the preamble to this Release Agreement.

     PLEASE READ THIS DOCUMENT CAREFULLY; IT RELEASES CLAIMS.

                                   SEARCH CAPITAL GROUP, INC.


                                   By
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   --------------------------------------------
                                   GEORGE C. EVANS


                                   --------------------------------------------
                                   CRAIG HALL



                                   --------------------------------------------
                                   LARRY LEVEY

                                   HALL FINANCIAL GROUP, INC.


                                   By
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   PHOENIX/INWOOD CORPORATION


                                   By
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   HALL PHOENIX/INWOOD, LTD.


                                   By
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                  EXHIBIT 5-1

                               November 21, 1996



Search Capital Group, Inc.
Attn: Ellis Regenbogen
700 N. Pearl
Suite 400, L.B. 401
Dallas, TX  75201-2809


Gentlemen:

     I hereby resign from the Board of Directors of Search Capital Group, Inc. effective as of 11 a.m., November 21, 1996.

                                                        Very truly yours,



                                                        Craig Hall

                                  EXHIBIT 5-2

                               November 21, 1996



Search Capital Group, Inc.
Attn: Ellis Regenbogen
700 N. Pearl
Suite 400, L.B. 401
Dallas, TX  75201-2809


Gentlemen:

     I hereby resign from the Board of Directors of Search Capital Group, Inc. effective as of 11 a.m., November 21, 1996.

                                                        Very truly yours,



                                                        Larry Levey

                              [SEARCH LETTERHEAD]


                               November 20, 1996

Dear Shareholder:

     Search Capital Group, Inc. (as described in the enclosed Press Release) has completed a settlement agreement of all litigation between Craig Hall and affiliates and the Company. All parties have resolved their differences and Craig Hall and I deem the settlement to be in the best interests of the Company. We are both determined to see the Company move forward in accordance with its business plan.

     Neither of us believe that a lengthy legal battle is in the best interest of the Company. The Board of Directors of Search Capital acknowledges that Mr. Hall has made valid business observations and constructive comments. It expresses its appreciation of both Craig Hall and Larry Levey for their brief service and its regret for having filed its legal action.

                                                Sincerely,

                                                George C. Evans
                                                Chairman, C.E.O., President

               SEARCH CAPITAL GROUP, INC. DROPS LAWSUIT AGAINST
                     MAJOR SHAREHOLDER CRAIG HALL, ET AL.

     Dallas, Texas, November xx, 1996 -- Dallas-based Search Capital Group, Inc. announced today that the Company has dropped its lawsuit against two of its Directors, Messrs. Craig Hall and Larry E. Levey, and Hall Financial Group, Inc. and Hall Phoenix/Inwood, Ltd., companies controlled by Mr. Hall.

     On behalf of the Board of Directors of Search Capital Group, Inc., Ellis Regenbogen, Senior Vice President and General Counsel said, "we regret any unfavorable publicity or misinformation that may have occurred as a result of this litigation, and the Board apologizes to Mr. Hall and Mr. Levey, as well as to their business associates, friends and families for having subjected them to the suit."

     According to the terms of the settlement agreement, Search agrees to pay Hall Phoenix/Inwood $4 million in cash and $5 million in a subordinated debenture to purchase all of its common and preferred stock and warrants of Search and to settle all claims against the Company. The parties also agreed to dismiss all litigation and mutually release each other. In addition, Messrs. Hall and Levey have resigned from Search's Board of Directors.

     Search Capital Group, Inc. is a specialized financial services company engaged in the purchasing, financing and servicing of non-prime automobile installment loans. Search is also initiating non-auto consumer finance operations. Search common shares and its 9%/7% convertible preferred shares are traded over the counter bulletin board under the symbols "SRCG" and "SRCGP", respectively.

                             STANDSTILL AGREEMENT

     THIS STANDSTILL AGREEMENT ("Standstill Agreement") is made and entered into effective as of November 21, 1996 by and among SEARCH CAPITAL GROUP, INC., a Delaware corporation ("Search"), CRAIG HALL ("Hall"), LARRY LEVEY ("Levey"), HALL FINANCIAL GROUP, INC. ("HFG"), a Delaware corporation, PHOENIX/INWOOD CORPORATION ("PIC"), a Texas corporation, and HALL PHOENIX/INWOOD, LTD. ("HPI"), a Texas limited partnership. (Hall, Levey, HFG, PIC, and HPI are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder").

                                    RECITALS

     WHEREAS, the Stockholders own, either jointly or severally, some or all of the "Stockholder Search Securities" (as defined below)

     WHEREAS, certain disputes have arisen between Search and the Stockholders and certain lawsuits have been filed regarding such disputes in both Delaware and Texas.

     WHEREAS, Search and the Stockholders have agreed to resolve such disputes and lawsuits as more fully set forth in that certain Compromise and Settlement Agreement dated November ___, 1996 ("Settlement Agreement") by and among Search and the Stockholders.

     WHEREAS, pursuant to the Settlement Agreement, Search and the Stockholders have agreed to enter into this Standstill Agreement on the terms and conditions below.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants, payments of money or other consideration, and agreements set forth below, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used in this Standstill Agreement shall have the meaning set forth in the Settlement Agreement except for the capitalized terms specifically set forth below:

     a. "Effective Date" means the date upon which this Agreement has been fully signed by all of the parties hereto as noted below under the parties' respective signatures.

     b. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules promulgated thereunder as in effect on the Effective Date.

     c. "Group" has the same meaning as the term "group" set forth in Section 13(d)(3) of the Exchange Act.

     d. "Person" means any individual, firm, corporation, partnership or other entity, including without limitation, any "person" or "group" within the meaning of Section 13(d) under the Exchange Act.

     e. "Search Affiliate" means each "affiliate" or "associate" of Search (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such Person is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either Search or any Search Affiliate; excluding, however, the Stockholders and any Stockholder Affiliate.

     f. "Search Securities" means all common stock, preferred stock, options, warrants, notes, and debentures (whether senior or subordinated, secured or unsecured, convertible or nonconvertible), and any other securities, which have been issued prior to the Effective Date and/or which are issued during the Standstill Period, by Search or any member of the Search Group.

     g. "Standstill Period" means the period of time beginning with the Effective Date and ending on the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) an Event of Default on the Subordinated Note.

     h. "Stockholder Affiliate" means each "affiliate" or "associate" of a Stockholder (as such terms are defined in Rule 12b-2 under the Exchange Act as of the Effective Date), whether or not such Person is such an Affiliate as of the Effective Date, and each officer, director, employee, shareholder, consultant, agent, representative, successor and assign, of either a Stockholder or any Stockholder Affiliate; excluding, however, Search and any Search Affiliate.

     i. "Stockholder Documents" means any and all agreements, contracts or other arrangements to which a Stockholder and/or a Stockholder Affiliate is a party along with Search and/or a Search Affiliate.

     j. "Stockholder Search Securities" means all Search Securities owned, possessed, or acquired by all of the Stockholders and/or any Stockholder Affiliate prior to the Effective Date.

2. STANDSTILL COVENANTS OF STOCKHOLDERS. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to:

     a. No Acquisition of Securities: acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, alone or in concert with any other Person, by purchase, exchange, gift or otherwise, any Search Securities or direct or indirect rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any Search Securities, or any securities issued in connection with any merger, consolidation, sale of assets, combination or otherwise to which Search or any Search Affiliate is a party.

     b. No Proxy Solicitation: (i) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act, as in effect on the Effective Date) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Search or any Search Affiliate; or (ii) seek to advise or influence any Person with respect to the voting of any Search Securities, or (iii) initiate, propose or otherwise solicit Search Securities holders for the approval of one or more stockholders or other securities holders proposals or induce or attempt to induce any other Person to initiate any stockholder or other securities holder proposal.

     c. No Formation of a Group; No Influence: take any action, alone or in concert with any other Person, to (i) form, join or in any way participate in a Group with respect to any of the Search Securities; (ii) acquire or affect the control of Search or any Search Affiliate; (iii) control or influence the management, Board of Directors, policies or affairs of Search or any Search Affiliate; or (iv) participate in or encourage any Persons to take any action which is prohibited to be taken by the Stockholders or any Stockholder Affiliate pursuant to this Standstill Agreement.

     d. No Statements: except (i) with respect to the letter approved as part of the Settlement Agreement, and (ii) for Stockholder(s) referring people to Search or the press release mentioned in the Settlement Agreement, make any statement or proposal, whether written or oral, alone or in concert with any other Person, to the Board of Directors of Search or any Search Affiliate, to any director or officer of Search or any Search Affiliate, to any shareholder, noteholder, securities holder or creditor of Search or any Search Affiliate, or otherwise make any public announcement or proposal whatsoever with respect to Search or any Search Affiliate, including but not limited to a merger or other business combination, sale or transfer of assets, liquidation or other corporate transaction by Search or any Search Affiliate.

     e. No Shopping: alone, or in concert with any other Person, solicit, encourage, entertain or discuss with any Person, any proposal with respect to Search or any Search Affiliate, including but not limited to, a business combination or other transaction with, or a change of control of, Search or any Search Affiliate.

     f. No Tender Offers: make, solicit, encourage, discuss or participate in, alone or in concert with any other Person, a tender offer for or exchange for any Search Securities.

     g. No Asset Acquisition Offers: acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with other Person, by purchase, exchange or otherwise (i) all or a substantial portion of the assets, tangible and/or intangible, of Search and/or any Search Affiliate, or (ii) direct or indirect rights, warrants or options to acquire any assets of Search and/or any Search Affiliate.

     h. No Financing: arrange, or in any way participate in or encourage, directly or indirectly, alone or in concert with any other Person, any financing for the purchase, exchange, acquisition or transfer of any assets of Search or any Search Affiliate or any of the Search Securities.

     i. No Call of Meeting: alone or in concert with any other Person (i) call, or seek to call, any meeting of Search's shareholders, noteholders, securities holders and/or other creditors, or (ii) in connection with such meeting make any request to examine, copy or make extracts from any of Search's books, records, or list of shareholders.

     j. No Announcement: announce an intention to do, or enter into any agreement, arrangement or understanding with any other Person to do, any of the actions restricted or prohibited under this Section 2, including but not limited to (i) announcing a change in their intent, purpose, plans or proposals with respect to either Search, any Search Affiliate or any of the Search Securities; or (ii) proposing any amendment to or termination of any of the terms of the Settlement Agreement or any of the terms of any agreement contemplated by the Settlement Agreement, including but not limited to this Standstill Agreement, except for final Exchange Act
     Section 13(d) filings regarding the transfer of the Stockholder Search Securities by the Stockholders to Search.

     k. No Creditor Actions; Bankruptcy: alone, or in concert with any other Person, (i) communicate with any of Search's creditors regarding Search or any Search Affiliate; (ii) file, or initiate the filing of any bankruptcy petition against Search or any Search Affiliate; or (iii) take any other action which has a material negative effect on Search's financial condition.

3. COVENANT NOT TO SUE. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to, encourage, commence or participate in any action, lawsuit, or any other legal proceeding against Search or any Search Affiliates.

4.   NO PUBLIC STATEMENTS.

     a. By Stockholders. During the Standstill Period, the Stockholders jointly and severally covenant that the Stockholders shall not, and the Stockholders shall cause each Stockholder Affiliate (and each such Affiliate's own affiliates and associates), not to, make any public statements about Search or any Search Affiliate.

     b. By Search. During the Standstill Period, Search covenants that Search shall not, and Search shall cause each Search Affiliate (and each such Affiliate's own affiliates and associates), not to, make any public statements about the Stockholders or any Stockholder Affiliate.

5. SPECIFIC PERFORMANCE. Search will be entitled to an injunction to prevent a breach of the provisions of the Standstill Agreement and to specific enforcement of its terms. The Stockholders consent, and shall cause the Stockholder Affiliates to consent, to personal jurisdiction in any action brought in the United States District Court for the Northern District of Texas or in any court of the State of Texas having subject matter jurisdiction and to service of process upon them.

6. NO ASSIGNMENT. The Stockholders represent and warrant that they have not sold, gifted or transferred in any other manner any Search Securities.

7. CHOICE OF LAW. Search and Stockholders agree that this Standstill Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

8. PARTIAL INVALIDITY. Should any of the parts, terms, clauses or provisions of this Standstill Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, clauses and provisions shall not be affected thereby and said invalid or illegal part, term, clause or provision shall be deemed not to be a part of the Standstill Agreement.

9. MERGER. This Standstill Agreement supersedes all previous negotiations, representations and discussions by the parties hereto concerning the subject matter hereof, and integrates the whole of all of their agreements and understanding concerning the subject matter hereof. No oral representations or undertakings concerning the subject matter hereof shall operate to amend, supersede, or replace any of the terms or conditions set forth in this Standstill Agreement.

10. AMENDMENT. This Standstill Agreement may only be amended in writing signed by authorized representatives of all the parties hereto. This Agreement cannot be changed or terminated orally.

11. BINDING ON SUCCESSORS. This Standstill Agreement shall be binding upon and shall inure to the benefit of the parties and their representatives, heirs, successors, and assigns.

12. ADDITIONAL REMEDIES. In addition to any other remedies available to Search at law or equity if this Standstill Agreement is breached by a Stockholder or Stockholder Affiliate, the parties hereto agree as follows:

     a. Transfer of Securities. If, at any time or from time to time during the Standstill Period, any Stockholder or Stockholder Affiliate violates
     Section 2.a of this Standstill Agreement, Search shall have the right to
     (i) purchase all Search Securities acquired and still held by any and all Stockholders and/or Stockholder Affiliates for the price of One Dollar ($1.00) and (ii) direct the Search's securities transfer agent to transfer all such Search Securities from the Stockholders and Stockholder Affiliates to Search.

     b. Disgorgement of Profits. If, at any time or from time to time during the Standstill Period, any Stockholder or Stockholder Affiliate violates
     Section 2.a of this Standstill Agreement and acquires and then resells, exchanges or otherwise transfers such Search Securities, Search shall have the right to force the Stockholders and/or Stockholder Affiliates to promptly pay to Search in cash an amount of money equal to the greater of
     (i) the amount of money or other consideration received by the Stockholders and/or Stockholder Affiliates upon any such resale, exchange or other transfer of such Search Securities, and (ii) the market value of the Search Securities.

13. NOTICES. All notices given with regard to this Standstill Agreement shall be given in accordance with the terms of Section 24 of the Settlement Agreement.

14. PERMITTED COMMUNICATIONS. Notwithstanding any of the foregoing, the Stockholders may (i) file any documents required by the Securities and Exchange Commission, provided that the content of any document(s) so filed does not violate any of the other terms and conditions of this Standstill Agreement; (ii) respond to any legal subpoena, after notice to Search immediately following service of such subpoena; and
(iii) if so advised by counsel, the Stockholders may file the Settlement Documents with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties have executed this Standstill Agreement to be effective for all purposes as of the Effective Date.

        Executed to be effective as of the date above written.

                                        SEARCH CAPITAL GROUP, INC.  ("Search")


                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------

                                        "STOCKHOLDERS"

                                        ---------------------------------------
                                        CRAIG HALL


                                        PHOENIX/INWOOD CORP.


                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------


                                        HALL PHOENIX/INWOOD, LTD.

                                        By:  PHOENIX/INWOOD CORP.,
                                             GENERAL PARTNER


                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------

                                        HALL FINANCIAL GROUP, INC.


                                        By:
                                           ------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        Title:
                                              ---------------------------------



                                        ---------------------------------------
                                        LARRY LEVEY